                                                                      Exhibit 12


Computation of Consolidated Ratio of Earnings to Fixed Charges Excluding Deposits Pittsburgh Home Financial Corp.



                                                   1997             1996            1995            1994            1993
                                               -----------     -----------      -----------     -----------     -----------
Net income..................................         $1,983           $  772          $  705          $  351          $  925

Income tax expense..........................          1,078              442             554             230             673
                                                     ------           ------          ------          ------          ------

Pre-tax earnings............................         $3,061           $1,214          $1,259          $  581          $1,598
                                                      =====            =====           =====           =====           =====

Fixed charges:

Portion of rental expense which
 approximates the interest factor............

Interest on borrowed funds..................         $4,313           $2,012          $  981          $  776          $  546
                                                      -----            -----           -----           -----           -----

Total fixed charges.........................         $4,313           $2,012          $  981          $  776          $  546
                                                      =====            =====           =====           =====           =====

Earnings (for ratio calculation
  excluding deposits).......................         $7,374           $3,226          $2,240          $1,357          $2,144
                                                      =====            =====           =====           =====           =====

Ratio of earnings to fixed charges
  (excludes deposits).......................           1.71%            1.60%           2.28%           1.75%           3.93%
                                                       ====             ====            ====            ====            ====



Computation of Consolidated Ratio of Earnings to Fixed Charges Including Deposits Pittsburgh Home Financial Corp.



                                                   1997             1996            1995            1994            1993
                                               -----------     -----------      -----------     -----------     -----------
Net income..................................        $ 1,983           $  772          $  705          $  351          $  925

Income tax expense..........................          1,078              442             554             230             673
                                                     ------            -----           -----           -----           -----

Pre-tax earnings............................        $ 3,061           $1,214          $1,259          $  581          $1,598
                                                      =====            =====           =====           =====           =====

Fixed charges:

Portion of rental expense which
 approximates the interest factor...........

Interest on deposits........................        $ 6,437           $5,373          $4,806          $4,093          $4,581

Interest on borrowed funds..................          4,313            2,012             981             776             546
                                                     ------            -----           -----           -----           -----

Total fixed charges.........................        $10,750           $7,385          $5,787          $4,869          $5,127
                                                     ======            =====           =====           =====           =====

Earnings (for ratio calculation
  excluding deposits).......................        $13,811           $8,599          $7,046          $5,450          $6,725
                                                     ======            =====           =====           =====           =====

Ratio of earnings to fixed charges
  (excludes deposits).......................           1.28%            1.16%           1.22%           1.12%           1.31%
                                                       ====             ====            ====            ====            ====